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                               LENNAR CORPORATION,

                                     Issuer



                                       TO



                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee



                          ----------------------------




                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 24, 1999

                                  TO INDENTURE

                          DATED AS OF DECEMBER 31, 1997



                          ----------------------------





                                   Relating To

                          7 5/8% Senior Notes Due 2009


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
         SECOND SUPPLEMENTAL INDENTURE, dated as of February 24, 1999 (the "Supplemental Indenture"), to Indenture, dated as of December 31, 1997, between Lennar Corporation (the "Company"), a Delaware corporation having its principal office at 700 N.W. 107th Avenue, Miami, Florida 33172, and The First National Bank of Chicago (the "Trustee"), a national banking association, organized under the laws of the United States of America which has its corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 31, 1997 (the "Indenture"), providing for the issuance from time to time of its notes and other evidences of unsecured indebtedness, to be issued in one or more series as therein provided ("Securities");

         WHEREAS, Section 2.02 of the Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into an indenture which supplements the Indenture to establish the terms of Securities of any series;

         WHEREAS, the Company has duly authorized the creation of an issue of Securities to be known as the 7 5/8% Senior Notes Due 2009 (the "Notes") and to provide therefor the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

         WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

SECTION 1.02. References in this Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified.

SECTION 1.03. In the case of capitalized terms defined in this Supplemental Indenture that are also defined in the Indenture, the meanings ascribed to such terms in this Supplemental Indenture shall apply with respect to the Notes.

SECTION 1.04. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

         "Adjusted Treasury Rate" means, with respect to any Determination Date, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Determination Date, plus 37.5 basis points.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934.


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         A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Notes as:

                  (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Company, any Subsidiary, any employee benefit plan of the Company or any such Subsidiary, or Permitted Holders is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors;

                  (b) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety, to another Person (other than (i) any such transaction pursuant to which the holders of the Voting Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Voting Stock or (B) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Voting Stock solely into shares of stock carrying substantially the same relative rights as the Voting Stock); or

                  (c) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election to the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         "Change in Control Purchase Date" has the meaning provided in Section 2.03.

         "Change in Control Purchase Notice" has the meaning provided in Section 2.03.

         "Change in Control Purchase Price" has the meaning provided in Section 2.03.

         "Common Stock" means the Company's Common Stock, par value $.10 per share.

         "Company Change in Control Notice" has the meaning provided in Section 2.03.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any Determination Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Determination Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if fewer than three such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations.

         "Controlled" means ownership or control of more than 50% of the voting power of such entity.

         "Depositary" has the meaning provided in Article Three.


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         "Determination Date" means, with respect to the calculation of the
Make-Whole Price in connection with any redemption, repurchase or acceleration of the Notes, the date of redemption, repurchase or acceleration.

         "Event of Default" has the meaning provided in Section 5.01.

         "Final Maturity" or "Final Maturity Date" shall be March 1, 2009.

         "Funded Debt" of any Person means all Indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by such person, and all Indebtedness, contingent or otherwise, incurred or assumed by such person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar Indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such person for a period ending more than one year after the date as of which Funded Debt is being determined; provided, however, that Funded Debt shall not include (i) any Indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been irrevocably deposited in trust with a trustee or proper depository either on or before the maturity or redemption date thereof or (ii) any Indebtedness of such person to any of its subsidiaries or of any subsidiary to such person or any other subsidiary or (iii) any Indebtedness incurred in connection with the financing of operating, construction or acquisition projects, provided that the recourse for such indebtedness is limited to the assets of such projects.

         "Global Securities" means with respect to the Notes issued hereunder, a Note or Notes executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Supplemental Indenture and any supplemental indentures hereto, if any, or a certified resolution of the Board of Directors and pursuant to a written request by the Company, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Notes or any portion thereof, in either case having


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
the same terms, including, without limitation, the same original Issue Date.

         "Indebtedness" means, with respect to the Company or any Subsidiary, and without duplication, (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to all indebtedness or obligations of the Company or any Subsidiary to any Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters of credit); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company or any Subsidiary required, in conformity with generally accepted accounting principles, to be accounted for as capital lease obligations on the balance sheet of the Company, (d) all obligations of the Company or any Subsidiary (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,
(e) all direct or indirect guaranties or similar agreements by the Company or any Subsidiary in respect of, and obligations or liabilities (contingent or otherwise) of the Company or such Subsidiary to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses
(a) through (d), (f) any indebtedness or other obligations, excluding any operating leases the Company or any Subsidiary is currently (or may become) a party to, described in clauses (a) through (d) secured by any Lien existing on property which is owned or held by the Company or Subsidiary, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company or such Subsidiary and (g) any and all deferrals, renewals, extensions and refinancing of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).


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         "Indenture" has the meaning provided in the Recitals.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

         "Make-Whole Price" means, with respect to any Note as of any Determination Date, an amount equal to the greater of (i) 100% of the principal amount of such Note and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Determination Date) discounted to the Determination Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to such Determination Date.

         "Paying Agent" means the office or agency designated by the Company where Notes may be presented for payment.

         "Permitted Holders" means any current holder of the Company's Class B Common Stock and any permitted transferee of the Company's Class B Common Stock under the terms of the Company's Certificate of Incorporation as it exists on February 19, 1999.

         "Permitted Liens" has the meaning provided in Section 4.01.

         "Permitted Sale-Leaseback Transactions" has the meaning provided in
Section 4.02.

         "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.


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
         "Record Date" means the Record Dates specified in the Notes.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

         "Reference Treasury Dealer" means each of BT Alex. Brown Incorporated, Salomon Smith Barney Inc. SBC Warburg Dillon Read Inc., and First Chicago Capital Markets, Inc. and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Determination Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Determination Date.

         "Sale-Leaseback Transaction" means any arrangement with any person providing for the leasing by the Company or a Subsidiary as lessee of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such person.

         "Supplemental Indenture" has the meaning provided in the Preamble.

         "Subsidiary" means (i) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership, the sole general partner of which is the Company or any Subsidiary.

         "Trustee" means the person named as such in this Supplemental Indenture and, subject to the provisions of Article 7 of the Indenture, any successor to that person.


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         "Voting Stock" means the Common Stock, the Company's Class B Common
Stock and any other stock of the Company which votes together with the Common Stock in the election of directors (without regard to whether there has been an arrearage in the payment of dividends on preferred stock).

                                   ARTICLE TWO

                          7 5/8% SENIOR NOTES DUE 2009

SECTION 2.01. In accordance with Section 2.02 of the Indenture, there is hereby created a series of Securities under the Indenture entitled "7 5/8% Senior Notes due 2009".

         (1) The form of the Notes is attached hereto as Exhibit A, and the form of the certificate of authentication is included as part of Exhibit A.

         (2) Subject to Section 2.02 of the Indenture and applicable law, the aggregate principal amount of the Notes which may be authenticated and delivered shall not exceed $500,000,000; provided that, the aggregate principal amount of Notes to be issued on the Issue Date shall not exceed $282,000,000.

         (3) The aggregate principal amount of the Notes shall be payable on the Final Maturity Date unless earlier repaid in accordance with this Supplemental Indenture.

         (4) Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing September 1, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         (5) All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

         (6) The Notes shall be payable, and may be presented for registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.


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         (7) The Notes shall not be convertible into any class of capital stock of the Company.

SECTION 2.02.  Optional Redemption by the Company.

         (1) Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 6 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price that would be in effect if such Notes were being redeemed on the date of the notice. The Company shall give the notice to the Trustee provided for in this Section 2.02(1) at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         (2) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee and to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note register.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price that would be in effect if such Notes were being redeemed on the date of the notice;

                  (c) the name and address of the Paying Agent;

                  (d) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

                  (e) that interest on Notes called for redemption shall cease to accrue on and after the Redemption Date and, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;


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                  (f) if fewer than all the outstanding Notes are to be
redeemed, the certificate number and principal amounts of the particular Notes to be redeemed; and

                  (g) the CUSIP number or numbers for the Notes called for redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         (3) Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price.

         (4) Sinking Fund. There shall be no sinking fund provided for the Notes.

SECTION 2.03.  Repurchase at Option of the Holder Upon a Change in Control.

         (1) If a Change in Control shall occur at any time prior to the Final Maturity Date, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase such Holder's Notes on the date (the "Change in Control Purchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 35 days after the date of the Change in Control. The Notes shall be repurchased in integral multiples of $l,000. The Company shall purchase such Notes for Cash at a price (the "Change in Control Purchase Price") equal to the Make-Whole Price as of the Change in Control Purchase Date. No Notes may be repurchased at the option of the Holders due to a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Notes).

         (2) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Notes a notice (a "Company Change in Control Notice") of the occurrence of a Change in Control and of the repurchase right arising as a result thereof on or before the


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
fifteenth day after the occurrence of such Change in Control. The Company shall promptly furnish to the Trustee a copy of such notice.

         (3) For a Note to be so repurchased at the option of the Holder, the Paying Agent must receive such Note with the form entitled "Change in Control Purchase Notice" on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before noon New York City time on the Change in Control Purchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

SECTION 2.04. Further Conditions for Purchase at the Option of Holders Upon a Change in Control

          (1) Effect of Change in Control Purchase Notice. Upon receipt by the Company of the Change in Control Purchase Notice specified in Section 2.03(3), the Holder of the Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Change in Control Purchase Date (provided the conditions in or Section 2.03(3) have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 2.03(3).

         A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date to which it relates specifying:

                  (a) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

                  (b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

                  (c) the principal amount, if any, of such Note which remains subject to the original Change in Control Purchase


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
Notice, and which has been or shall be delivered for purchase by the Company.

         There shall be no redemption pursuant to Section 2.03 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change in Control Purchase Notice and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Notes).

         (2) Deposit of Change in Control Purchase Price. On or before 3:00 p.m. New York City time on the Change in Control Purchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Change in Control Purchase Price of all the Notes or portions thereof which are to be purchased as of such Change in Control Purchase Date.

         (3) Notes Purchased in Part. Any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased or redeemed.

         (4) Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 2.03 hereof, the Company shall (a) comply with Rule 14e-1 (which term, as used herein, includes any successor provision thereto) under the Securities Exchange Act of 1934, if applicable, and (b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 2.03 to be exercised in the time and in the manner specified in Section 2.03.


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
         (5) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 12 of the Notes, together with any interest that the Trustee has agreed to pay, if any, held by them for the payment of a Change in Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 2.04(2) exceeds the aggregate Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, then promptly after the Business Day following the Change in Control Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with any interest that the Trustee has agreed to pay, if any.

                  SECTION 2.05. Defaulted Interest The Company shall pay interest on overdue principal from time to time on demand at the rate of interest borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest borne by the Notes. All such interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the Default Interest Payment Date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 5.01(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.



                                  ARTICLE THREE

                                GLOBAL SECURITIES

SECTION 3.01. If the Board of Directors of the Company shall establish that the Notes are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall authenticate and deliver such Global Security or Securities which (1) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Notes to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in writing to the Trustee, (2) shall be registered in the name of The Depository Trust Company, New York, New York (including any successor appointed by the Company, the "Depositary") or its nominee, (3) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and
(4) shall bear a legend substantially to the following effect:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY

         OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Beneficial interests in the Global Securities shall be credited by the Depositary to the accounts of its participants only in denominations of $1,000 or integral multiples thereof.

SECTION 3.02. Notwithstanding any other provisions herein but subject to the provisions of Section 3.03 below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Notes, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.08 of the Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security appointed by the Company, or to a nominee of such successor Depositary.

SECTION 3.03. (1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange for such Global Security, shall authenticate and deliver, individual Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

         (2) The Company may at any time and in its sole discretion determine that the Notes or any portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a written request by the Company for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Security, shall authenticate and deliver individual Notes in definitive form in an aggregate principal amount equal to the principal amount of such Global

Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

         (3) If specified by the Company with respect to Notes issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Notes in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (a) to each Person specified by such Depositary a new Note or Notes of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Notes delivered to the Holders thereof.

         (4) In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee or its agent shall authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Notes, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Notes issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

                                  ARTICLE FOUR

                              ADDITIONAL COVENANTS

SECTION 4.01. Limitation on Liens. The Company shall not, nor shall it permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its properties or assets, whether owned on the Issue Date or thereafter acquired, unless (1) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (2) if such Lien secures Indebtedness which is subordinated to the Notes, then the Notes are secured and the Lien securing such Indebtedness is subordinated to the Lien granted to the holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

         There shall be excluded from the restriction referred to in the next preceding paragraph the following Liens (the Liens set forth in the following clauses (a) through (i) being the "Permitted Liens"): (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Subsidiary, provided that such Liens were in existence prior to, and were not created in contemplation of, such merger, consolidation or acquisitions and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Subsidiary; (b) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary; provided that such Liens were in existence prior to, and were not created in contemplation of, such acquisition and do not extend to any assets other than the property acquired; (c) Liens imposed by law such as carriers', warehouseman's or mechanics' Liens, and other Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (d) Liens securing Indebtedness representing, or incurred to finance, the cost of acquiring, constructing or improving any assets, provided that the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges; (e) Liens existing on the Issue Date; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) Liens securing refinancing Indebtedness; provided that any such Lien does not extend to or cover any property or assets other than the property or assets securing Indebtedness so refunded, refinanced or extended;
(h) any extensions, substitutions, modifications, replacements or renewals of the foregoing; and (i) easements, rights-of-way and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the Company's properties subject thereto.

         Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its properties or assets without equally and ratably securing the Notes if the aggregate amount of all Indebtedness then outstanding secured by such Lien and all similar Liens, together with the aggregate net sale proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, does not exceed 15% of the total consolidated stockholders' equity of the Company as shown on the most recent consolidated balance sheet that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the Securities and Exchange Commission, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated balance sheet contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated balance sheet contained in the quarterly report on Form 10-Q; provided that Indebtedness secured by Permitted Liens shall not be included in the amount of such secured Indebtedness.

SECTION 4.02. Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale-Leaseback Transaction. There will be excluded from this restriction the following Sale-Leaseback Transactions (the Sale-Leaseback Transactions set forth in the following clauses (1) through (3) being "Permitted Sale-Leaseback Transactions"): (1) a Sale-Leaseback Transaction involving the leasing by the Company and its Subsidiaries of model homes in their communities, (2) a Sale-Leaseback Transaction relating to a property which occurs within 120 days from the date of acquisition of such property by the Company or a Subsidiary or the date of the completion of construction or commencement of full operations on such property, whichever is later, or (3) a Sale-Leaseback Transaction where the Company, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Notes) proceeds of the sale of such property, but only to the extent of the amount of proceeds so applied.

         Notwithstanding the foregoing provisions, the Company may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction involving any real or tangible personal property which is not a Permitted Sale-Leaseback Transaction, provided that the aggregate net sales proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, together with all Indebtedness secured by Liens other than Permitted Liens, does not exceed 15% of the total consolidated stockholders' equity of the Company as shown on the most recent consolidated balance sheet that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the Securities and Exchange Commission, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated balance sheet contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated balance sheet contained in the quarterly report on Form 10-Q.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.01. Additional Events of Default. In addition to the applicable Events of Default set forth in Section 6.01 of the Indenture, any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Notes in this Supplemental Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) a default by the Company in the payment when due of interest on the Notes, which default continues for a period of 30 days;

         (2) a default by the Company in the payment when due of the principal, Redemption Price, or Change in Control Purchase Price due with respect to the Notes;

         (3) a default by the Company or any Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or the Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $20 million;

         (4) a failure to perform any other covenant or warranty of the Company herein and in the Indenture, which continues for 30 days after written notice as provided in Section 6.01 of the Indenture;

         (5) final judgments or orders are rendered against the Company or any of its Subsidiaries which require the payment by the Company or any of its Subsidiaries of an amount (to the extent not covered by insurance) in excess of $20 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; or

         (6) any event described in Sections 6.01(4) or 6.01(5) of the Indenture shall occur with respect to the Company or any of its Subsidiaries.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, unless the principal of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee may declare the Make-Whole Price on all of the Notes to be immediately due and payable. Upon such a declaration, such Make-Whole Price shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) of the Indenture or Section 5.01(6) of this Supplemental Indenture occurs and is continuing, the Make-Whole Price on all of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all of the Notes, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Make-Whole Price on any of the Notes that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 of the Indenture have been paid. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

         In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

         The Trustee shall within 90 days after a Trust Officer has knowledge of the occurrence of a Default or any Event of Default, mail to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all Defaults or Events of Default known to a Trust Officer, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of default in the payment of the principal, interest, Redemption Price, Change in Control Purchase Price, as the case may be, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

         The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to the limitations specified in the Indenture.

                                   ARTICLE SIX

                       DISCHARGE OF SUPPLEMENTAL INDENTURE

Except as set forth in this Article Six to the contrary, the terms in Article Eight of the Indenture shall govern.

SECTION 6.01. Discharge of Supplemental Indenture. When (1) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Company shall deposit with the Trustee, in trust, monies sufficient to pay at the Final Maturity Date (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including the principal amount and interest accrued to the Final Maturity Date, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture and this Supplemental Indenture shall cease to be of further effect with respect to the Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Holders to receive payments of the principal amount (other than any Change in Control Purchase Price with respect to a Change in Control occurring after the date of such deposit), including interest due with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder and under the Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 6.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture and this Supplemental Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture with respect to the Notes, this Supplemental Indenture or the Notes.

SECTION 6.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 of the Indenture by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the

Indenture and this Supplemental Indenture shall be revived and reinstated with respect to the Notes as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02 of the Indenture, provided, however, that if the Company makes any payment of principal amount or Redemption Price of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 6.03. Officers' Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 6.01, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture and this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each such Officers' Certificate and Opinion of Counsel provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall comply with the provisions of Section 12.05 of the Indenture.

                                  ARTICLE SEVEN

                             SUPPLEMENTAL INDENTURES

SECTION 7.01. With Consent of Holders. In addition to those matters described in
Section 9.02 of the Indenture which require the consent of the Holder so affected to amend, supplement or waive any provision of the Indenture or this Supplemental Indenture, without the consent of the Holder so affected, the Company and the Trustee may not:

         (1) without the consent of the Holder of each Note so affected, extend the fixed maturity of any Note or any installment of interest thereon, reduce the principal amount, interest rate, Change in Control Purchase Price, Redemption Price, or amount due upon acceleration change the obligation of the Company to repurchase any Note upon the occurrence of any Change in Control in a manner adverse to Holders of Notes, impair the right of a Holder to institute suit for the payment thereof, change the currency in which the Notes are payable, or

         (2) without the consent of the Holders of all of the Notes then outstanding, reduce the aforesaid percentage of Notes the Holders of which are required to consent to any such supplemental indenture.

         Except as set forth in this Article Seven to the contrary, the terms in Article Nine of the Indenture shall govern.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

SECTION 8.01. TIA Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the TIA, the imposed duties shall control.

SECTION 8.02. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control with regard to the Notes.

SECTION 8.03. Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under this Supplemental Indenture or with regard to the Notes, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

SECTION 8.04. Successors. All agreements of the Company in the Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors.

SECTION 8.05. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

                                            LENNAR CORPORATION



                                            By:
                                                ------------------------------
                                                Name:  Stuart A. Miller
                                                Title: Chief Executive Officer



                                            THE FIRST NATIONAL BANK OF CHICAGO



                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.



                                                           CUSIP No.: 528057 AB0

                               LENNAR CORPORATION

                          7 5/8% SENIOR NOTES DUE 2009

No. 1                                                               $282,000,000


                  Interest Rate:  7 5/8% per annum.

                  Interest Payment Dates: March 1 and September 1, commencing September 1, 1999

                  Record Dates:     February 15 and August 15

                  Lennar Corporation, a Delaware corporation (the "Company," which term includes any successor entities), for value received, promises to pay to CEDE & CO. or registered assigns, on March 1, 2009, the principal amount of TWO HUNDRED EIGHTY TWO MILLION Dollars ($282,000,000), together with interest thereon as hereinafter provided.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, Lennar Corporation has caused this instrument to be duly executed under its corporate seal.

                                     LENNAR CORPORATION



                                     By:
                                         ------------------------------
                                         Title:



                                     Attest:


                                     By:
                                         ------------------------------
                                         Title:



[SEAL]

Dated:  February   , 1999



TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture and Supplemental
Indenture.

THE FIRST NATIONAL BANK OF
CHICAGO, as Trustee



By:
    --------------------------
      Authorized Signatory

                               LENNAR CORPORATION

                           7 5/8% SENIOR NOTE DUE 2009

1.       INTEREST

         The Company promises to pay interest on the principal amount of this Note at the rate per annum above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing as of the Interest Payment Date referred to above. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes.

2.       METHOD OF PAYMENT

         Subject to the terms and conditions of the Supplemental Indenture, the Company shall (a) pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled transferred or exchanged after such Record Date, and (b) make all other payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Change in Control Purchase Date. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes referred to in clause (b) of the preceding sentence. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make the cash payments by check payable in such money.

3.       PAYING AGENT, AND REGISTRAR

         Initially, The First National Bank of Chicago, a national banking association (the "Trustee"), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying

Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.       SUPPLEMENTAL INDENTURE

         The Company issued the Notes under the Second Supplemental Indenture (the "Supplemental Indenture"), dated as of February 24, 1999, between the Company and the Trustee, and the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Supplemental Indenture. The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture and the Indenture for a statement of those terms.

         The Notes are general unsecured, unsubordinated obligations of the Company limited to $282,000,000 aggregate principal amount. The Indenture and the Supplemental Indenture do not limit other indebtedness of the Company.

5.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a Redemption Price equal to the Make-Whole Price.

6.       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Notes or portions thereof on and after such date. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000.

7.       PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

         (a) If a Change in Control shall occur at any time prior to the Final Maturity Date, each Holder of Notes shall have the right, at such Holder's option and subject to the terms and conditions of the Supplemental Indenture, to require the Company to purchase such Holder's Notes on the Business Day that is 35 days after the date of the Change in Control for a purchase price (the "Change in Control Purchase Price") equal to the Make-Whole Price at the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. Notes in denominations larger than $1,000 may be redeemed in part in connection with a Change in Control, but only in integral multiples of $1,000.

         (b) Holders have the right to withdraw any Change in Control Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Supplemental Indenture.

         (c) If cash sufficient to pay a Change in Control Purchase Price of all Notes or portions thereof to be purchased as of the Change in Control Purchase Date is deposited with the Trustee or any Paying Agent on the Change in Control Purchase Date, interest ceases to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender or such Note).

8.       RANKING

         The Notes shall be direct, unsecured obligations of the Company and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company.

9.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiplies of $1,000. A Holder may transfer Notes in accordance with the Supplemental Indenture and the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any governmental taxes and fees required by law or permitted by the Supplemental Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

10.      PERSONS DEEMED OWNERS

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.      UNCLAIMED MONEY OR PROPERTY

         The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, (i) the Supplemental Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, without the consent of any Holder, the Company and the Trustee may amend the Supplemental Indenture or the Notes to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the right of any Holder, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets, to evidence the succession of another corporation to the Company (or successive successions) and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Supplemental Indenture and the Indenture, to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes, or to modify, eliminate or add to the provisions of the Supplemental Indenture to such extent as shall be necessary for the Supplemental Indenture to comply with the TIA, or under any similar federal statue hereafter enacted.

13.      DEFAULTS AND REMEDIES

         Under the Supplemental Indenture, Events of Default include (i) a default by the Company in the payment of any interest which continues for more than 30 days after the due date, (ii) a default by the Company in the payment of any principal, Redemption Price, or Change in Control Purchase Price due with respect to the Notes; (iii) a default by the Company or any Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or the Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $20 million; (iv) a failure to perform any other covenant or warranty of the Company herein and in the Indenture, which continues for 30 days after written notice as provided in
Section 6.01 of the Indenture; (v) final judgments or orders are rendered against the Company or any of its Subsidiaries which require the payment by the Company or any of its Subsidiaries of an amount (to the extent not covered by insurance) in excess of $20 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; and (vi) any event described in Sections 6.01(4) or 6.01(5) of the Indenture with respect to the Company or any of its Subsidiaries. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare the Make-Whole Price of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Make-Whole Price of all Notes being declared due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Supplemental Indenture, the Indenture or the Notes except as provided in the Indenture and the Supplemental Indenture. The Trustee may refuse to enforce the Indenture, the Supplemental Indenture and the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clauses
(i) and (ii) above) if it determines that withholding notice is in their interests.

14.      TRUSTEE DEALINGS WITH THE COMPANY

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      NO RECOURSE AGAINST OTHERS

         A director, officer or employee, as such, of the Company or any Subsidiary, the Indenture or any stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.      AUTHENTICATION

         This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

17.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      GOVERNING LAW

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE SUPPLEMENTAL INDENTURE AND THIS NOTE.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture which has in it the text of this Note in larger type. Requests may be made to:

         Lennar Corporation
         700 N.W. 107th Avenue
         Miami, Florida  33172
         Attn: Chief Financial Officer

                        CHANGE IN CONTROL PURCHASE NOTICE

To:  Lennar Corporation

         The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from Lennar Corporation (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 in principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all governmental taxes and fees payable with respect to such transfer.

Dated:

                                             -----------------------------------
                                                         Signature(s)

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

------------------------------
(Name)

------------------------------
(Street Address)

------------------------------
(City, state and zip code)



Please print name and address

                                             principal amount to be purchased
                                             (if less than all):

                                             $__,000

                                           -----------------------------------
                                           Social Security or Other
                                           Taxpayer Number

                                   ASSIGNMENT

         For value received __________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



Dated:
                                   ---------------------------------------
                                                             Signature(s)

                                   NOTICE: The above signatures of the
                                   holder(s) hereof must correspond
                                   with the name as written upon the
                                   face of the Note in every particular
                                   without alteration or enlargement or
                                   any change whatever.

                                   ---------------------------------------
                                                     Signature Guarantee

Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.